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Exhibit 23.3

Consent of Independent Accountants

        We hereby consent to the use in this Registration Statement on Form S-1, (Amendment No. 2 to Form SB-2), of our report dated 12 July 2006 relating to the combined financial statements of Nagor Limited and Biosil Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Douglas, Isle of Man
16 November 2006

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Consent of Independent Accountants